DMS_US.372615225.1 - 8/12/2025 11:47:54 AM LIMITED POWER OF ATTORNEY Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Jonathan R. Zimmerman, Christine G. Long, Kareem S. Tawfic, Sabra Drummond, Amra Hoso, Brian Senger, and Kimberly K. Nelson, with full power of substitution and re-substitution, acting individually, as the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes hereafter referred to as an “Attorney-in-Fact”), with full power and authority as hereinafter described on behalf of and in the undersigned’s name, place and stead, in any and all capacities to: (1) obtain credentials (including codes or passwords) to enable the undersigned to submit and file documents, forms and information required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation of the U.S. Securities and Exchange Commission (the “SEC”) via the Electronic Data Gathering and Retrieval (“EDGAR”) system, including (i) preparing, executing in the undersigned’s name and on the undersigned’s behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally bind the undersigned for purpose of the Form ID or such other documents; and (ii) enrolling the undersigned in EDGAR Next or any successor filing system; (2) act as an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T; (3) cause SPS Commerce, Inc., (the “Company”) and Faegre Drinker Biddle & Reath LLP (“Faegre Drinker”) to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize each such delegate’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account; (4) prepare, execute and submit to the SEC, the Company, and any national securities exchange on which the Company’s securities are listed, for and on behalf of the undersigned and in the undersigned’s capacity as an officer and/or director of the Company, any and all reports (including any amendments thereto) that are required to be filed with such body, or which any Attorney-in-Fact considers advisable to file with such body, including but not limited to Forms 3, 4 and 5 relating to the Company in accordance with Section 16(a) of the Exchange Act the rules and regulations promulgated thereunder, and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); (5) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third parties to release any such information to any Attorney-in-Fact and further approves and ratifies any such release of information; (6) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, or Forms 144, and any amendments thereto, or other required report, and timely file such forms or reports with the SEC and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act or Rule 144 of the Securities Act; and (7) take any other action of any type whatsoever in connection with the foregoing that such Attorney-in-Fact reasonably believes may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such disclosure, information, terms and conditions as such Attorney-in-Fact, in such Attorney-in-Fact’s sole discretion, deems necessary or advisable. The undersigned hereby acknowledges that (a) the foregoing Attorneys-in-Fact are serving in such capacity at the request of the undersigned; (b) this Limited Power of Attorney authorizes, but does not require, each such Attorney-